SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.___)
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STAAR Surgical Company
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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STAAR SURGICAL COMPANY
1911 Walker Avenue
Monrovia, California 91016
April 14, 2006
      You are cordially invited to attend the annual meeting of the stockholders (the “Annual Meeting”) of STAAR Surgical Company (the “Company”). The Annual Meeting will be held on Wednesday, May 17, 2006, at 10:00 a.m. (California time), at the Four Points Sheraton, located at 700 West Huntington Drive, Monrovia, California 91016.
      The actions we expect to take at the Annual Meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Also included with this letter is the Company’s Annual Report on Form 10-K.
      Please use this opportunity to take part in the affairs of the Company by voting on the business to come before the Annual Meeting. If you are a record holder of the Company’s Common Stock at the close of business on March 31, 2006, you are eligible to vote with respect to these matters, either by attending the Annual Meeting in person or by proxy. It is important that your shares be voted, whether or not you plan to attend the Annual Meeting, to ensure the presence of a quorum. Therefore, please complete, date, sign, and return the accompanying proxy in the enclosed postage-paid envelope. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting and vote your shares in person for the matters acted on at the Annual Meeting.
      We look forward to seeing you at the Annual Meeting.

Sincerely,

David Bailey,
President and Chief Executive Officer

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
Employment Agreements
REPORT OF THE NOMINATING, GOVERNANCE AND COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2
RATIFICATION OF REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3
PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS
PROPOSAL NO. 4
PROPOSAL TO AMEND THE BYLAWS TO DECLASSIFY THE BOARD OF DIRECTORS
PROPOSAL NO. 5
PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
Section 16(a) Beneficial Ownership Reporting Compliance
ANNUAL REPORT ON FORM 10-K

STAAR SURGICAL COMPANY
1911 Walker Avenue
Monrovia, California 91016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:
      The annual meeting of the stockholders of STAAR Surgical Company (the “Annual Meeting”) will take place on Wednesday, May 17, 2006 at 10:00 a.m. (California time), at the Four Points Sheraton, located at 700 West Huntington Drive, Monrovia, California 91016. The purpose of the meeting is to do the following:

•	elect one director;

•	consider and act on a proposal to ratify the selection of BDO Seidman, LLP, as STAAR’s independent registered accounting firm for 2006;

•	consider and act on a proposal to amend the Certificate of Incorporation to declassify the Board of Directors;

•	consider and act on a proposal to amend the Bylaws to declassify the Board of Directors;

•	consider and act on a proposal to amend the Certificate of Incorporation to increase the number of authorized shares of common stock; and

•	transact such other business as may properly come before the meeting.
      Only stockholders listed on STAAR’s records at the close of business on March 31, 2006 (“Stockholders”) are entitled to vote.
      The Proxy Statement that accompanies this Notice of Annual Meeting of Stockholders contains additional information regarding the proposals to be considered at the Annual Meeting. We encourage Stockholders to read it in its entirety.
      As stated in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals presented above are proposals of the Board of Directors. It is expected that these materials will be first mailed to Stockholders on or about April 14, 2006.
      We cordially invite all Stockholders to attend the Annual Meeting in person. Your vote is important. Please complete, date, sign and return the accompanying proxy in the enclosed postage-paid envelope as promptly as possible, whether or not you plan to attend the Annual Meeting in person. Your prompt return of the proxy will help us in quickly processing of the proxies and in ensuring that a quorum is present. If you return your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached Proxy Statement at any time prior to its exercise.

By Order of the Board of Directors,

Charles S. Kaufman,
Secretary
Monrovia, California
April 14, 2006

STAAR SURGICAL COMPANY
1911 Walker Avenue
Monrovia, California 91016

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 17, 2006

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:	The Board of Directors is soliciting your proxy to vote at the Annual Meeting because you were a stockholder at the close of business on March 31, 2006, the record date, and are entitled to vote at the meeting.

This proxy statement and 2005 annual report on Form 10-K, along with either a proxy card or a voting instruction card, are being mailed to stockholders beginning April 14, 2006. The proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with STAAR’s transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.” The proxy statement, annual report and proxy card have been sent directly to you on behalf of STAAR.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The proxy statement and annual report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to instruct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing.

Q:	What am I voting on?

A:	Stockholders will vote on the following matters at the Annual Meeting:

• The election of one director. The Board of Directors has nominated Donald Duffy.

• The ratification of the selection of BDO Seidman, LLP, as STAAR’s independent registered accounting firm for 2006.

• A proposal to amend the Certificate of Incorporation to declassify the Board of Directors.

• A proposal to amend the Bylaws to declassify the Board of Directors.

• A proposal to amend the Certificate of Incorporation to increase the number of authorized shares of common stock.

The Board recommends a vote FOR the election of Mr. Duffy, FOR the ratification of the selection of BDO Seidman, LLP, as STAAR’s independent registered accounting firm for 2006, FOR the proposal to amend the Restated Certificate of Incorporation to declassify the Board of Directors, FOR the proposal to amend the Bylaws to declassify the Board of Directors and FOR the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of common stock.

Q:	What is the voting requirement to elect the directors and to approve each of the proposals?

A:	In the election of the director, the person receiving the highest number of affirmative votes will be elected.

The ratification of the appointment of BDO Seidman, LLP, as STAAR’s independent registered accounting firm for 2006 requires the affirmative vote of a majority of the outstanding shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. An abstention will be included in the number of votes cast on the proposal and, accordingly, will have the effect of a vote “AGAINST” ratification. However, a broker non-vote with respect to this proposal will not be included in the number of shares counted as being present for the purpose of voting on that proposal and, accordingly, will have the effect of reducing the number of affirmative votes required to ratify the appointment.

The proposals to amend the Certificate of Incorporation and Bylaws to declassify the Board of Directors each require the affirmative vote of two-thirds of outstanding common stock, irrespective of how many shares are present or voting at the Annual Meeting. Accordingly, abstentions, broker non-votes and shares that are not present at the meeting either in person or by proxy will all have the effect of a vote “AGAINST” the proposals to declassify the Board of Directors. Under the rules of the New York Stock Exchange, which govern discretionary voting by member brokers, these proposals are considered routine, and accordingly brokers will have discretionary authority to vote shares in the absence of voting instructions from beneficial owners.

The proposal to amend the Certificate of Incorporation to increase the number of authorized shares of common stock requires the affirmative vote of a majority of outstanding common stock, irrespective of how many shares are present or voting at the Annual Meeting. Accordingly, abstentions, broker non-votes and shares that are not present at the meeting either in person or by proxy will all have the effect of a vote “AGAINST” the proposals to increase the authorized shares of common stock. Under the rules of the New York Stock Exchange, which govern discretionary voting by member brokers, this proposal is considered routine, and accordingly brokers will have discretionary authority to vote shares in the absence of voting instructions from beneficial owners.

Q:	What discretion does my broker have to vote my shares?

A:	Brokers holding common stock in “street name” who are members of a stock exchange are required by the rules of the exchange to transmit this Proxy Statement to the beneficial owner of the common stock and to solicit voting instructions with respect to the matters submitted to the Stockholders. If the broker has not received instructions from the beneficial owner by the date specified in the statement accompanying such material, the broker may give or authorize the giving of a Proxy to vote the common stock at his discretion in the election of directors or the appointment of independent registered public accounting firm and the proposed amendments to the Certificate of Incorporation and Bylaws. However, brokers or nominees may not have discretion to vote on certain other proposals without specific instructions from the beneficial owner.

Q:	What are “broker non-votes”?

A:	When a broker or nominee votes a client’s shares on some but not all proposals, the missing votes are referred to as “broker non-votes.”

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of common stock that you hold.

Q:	Can I cumulate votes for directors?

A:	No, STAAR does not have cumulative voting for directors. Even if it did, cumulative voting would apply only when more than one directorship is subject to election.

Q:	How do I vote?

A:	You may vote using either of the following methods:

• Proxy card. We have provided a proxy card with this proxy. Be sure to complete, sign and date the card and return it in the prepaid envelope we have provided. Your can also submit the proxy card by facsimile to the Inspectors of Election at (626) 358-3049. David Bailey and Charles Kaufman, the designated proxyholders, are members of management. Beneficial owners will receive instructions to vote by proxy from their broker or nominee.
If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the proxyholders will vote your shares FOR the election of the nominee of the Board of Directors, FOR the ratification of the selection of BDO Seidman, LLP, as STAAR’s independent registered accounting firm for 2006, FOR the proposals to amend the Certificate of Incorporation and Bylaws to declassify the Board of Directors and FOR the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of common stock.

• In person at the Annual Meeting. All Stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares and wish to vote in person, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot at the Annual Meeting.

Q:	What can I do if I change my mind after I vote my shares?

A:	If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by one of the following methods:

• sending written notice of revocation to the Secretary of the Company;

• submitting by mail or facsimile a new, proper proxy dated after the date of the proxy you are revoking; or

• attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

Q:	Who will count the vote?

A:	Our transfer agent, American Stock Transfer & Trust, Company, will tabulate the vote and submit the results to officers of STAAR who will be designated as the inspectors of election.

Q:	What constitutes a quorum?

A:	As of the record date, 24,933,154 shares of common stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the purpose of electing the director and adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

Q:	Who can attend the Annual Meeting?

A:	Any stockholder as of the record date may attend the Annual Meeting. Stockholders of record will be required to show valid identification. Beneficial owners must submit a request to attend in advance of the meeting by writing to the Office of the Secretary, STAAR Surgical Company, 1911 Walker Ave., Monrovia, California 91016, or faxing the request to (626) 358-3049. You must provide evidence of your ownership of shares with your request, which you can obtain from your broker, bank or nominee. We encourage you or your broker to fax your admission request and proof of ownership in order to avoid any mail delays.

Q:	What happens if the nominee for director is unable to serve?

A:	If the nominee becomes unavailable for election — a circumstance we do not expect — the proxyholders will vote for a substitute nominee designated by the Board of Directors.

Q:	When are stockholder proposals due for the 2007 Annual Meeting?

A:	Any stockholder proposal to be included in the proxy statement for STAAR’s 2007 annual meeting must be received by the Secretary of the Company at the Company’s office at 1911 Walker Avenue, Monrovia, California 91016 prior to December 15, 2006 in a form that complies with the regulations of the Securities and Exchange Commission. If the date of the 2007 annual meeting is advanced or delayed more than 30 days from the date of the 2006 annual meeting, stockholder proposals intended to be included in the proxy statement for the 2007 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy statement for the 2007 annual meeting. If we determine that the date of the 2006 annual meeting will be advanced or delayed by more than 30 days from the date of the 2005 annual meeting, we will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.

If we receive after December 15, 2006 notice of a stockholder’s intent to present a proposal at the Company’s 2007 Annual Meeting, we will have the right to exercise discretionary voting authority over the proposal, if it is presented at the meeting, without including information regarding the proposal in our proxy materials.

Q:	Can Stockholders nominate candidates for the Board of Directors at the Annual Meeting?

A:	Our Bylaws provide that stockholders may nominate candidates for the Board of Directors only if they have delivered notice to the Secretary of STAAR, or mailed notice to the Secretary of STAAR by first class United States mail, postage prepaid, no less than 14 days and no more than 50 days prior to the Annual Meeting, provided that if less than 20 days’ notice of the Annual Meeting is given to Stockholders, the written notice must be delivered or mailed to the Secretary of STAAR no later than the close of the seventh day following the day on which notice of the Annual Meeting was mailed to Stockholders. Each such written notice must include (1) the name and address of the stockholder making the recommendation; (2) a representation that the stockholder is a holder of stock of the Company; (3) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (4) the principal occupation or employment of each such nominee, and (5) the number of shares of stock of the Company that are beneficially owned by each nominee, and (6) the consent of the person recommended to serve as a director of the Company if so elected.

Q:	Can stockholders propose individuals to be considered as the Board of Directors’ nominees for the 2007 Annual Meeting?

A stockholder may recommend a person to be considered as a nominee for election at the 2007 Annual Meeting by a written submission received by the Secretary of the Company via mail or express delivery no later than December 15, 2006, the same date stockholder proposals for the 2007 Annual Meeting are due. If the date of the 2007 Annual Meeting is altered or delayed more than 30 days from the date of the 2006 Annual Meeting, the submission must be received by us within a reasonable amount of time before we begin to print and mail the proxy statement for the 2007 Annual Meeting. The submission must contain the information set forth in the previous answer, along with the following additional information: (1) a description of all arrangements or understandings between the stockholder and each person recommended and any other party pursuant to which the recommendation is being made and (2) all other information regarding the recommended person that would be required to be included in a proxy statement under the proxy rules of the Securities and Exchange Commission if the person were nominated by the Board of Directors.

Q:	How much did this proxy solicitation cost and who is paying for it?

A:	STAAR will bear the costs of this solicitation, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in this solicitation of Proxies, which we estimate at $24,000. We expect officers and regular employees of STAAR to communicate with Stockholders, banks, brokerage houses, custodians, nominees and others by telephone, facsimile, email or in person to request that Proxies be furnished. They will receive no additional compensation for these services. STAAR may, however, find it necessary to engage the services of a professional information agent to facilitate adoption of the proposals to declassify the Board of Directors, which requires an affirmative vote of two-thirds of outstanding shares, and the proposal to increase our authorized common stock. We will reimburse banks, brokerage firms and other persons representing beneficial owners of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation materials to the beneficial owners.

Q:	Will other business be presented at the Annual Meeting?

A:	As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented for consideration at the Annual Meeting other than those matters described in the Notice of Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, including a motion to adjourn the Annual Meeting to another time or place to permit us to solicit additional proxies in favor of the recommendations of the Board, the proxyholders intend to vote the shares represented by the Proxies on such matters in accordance with the recommendation of the Board, and the authority to do so is included in the Proxy.

Q:	Can I obtain additional information on STAAR’s website?

A:	STAAR’s home page is www.staar.com. In the Investor/ Media area of the website you can find the following information:

• Audit Committee Charter

• Nominating, Governance and Compensation Committee Charter

• Code of Ethics

• Certificate of Incorporation

• Bylaws

Security Ownership of Principal Stockholders and Management
      The following table shows, as of the Record Date, information concerning the shares of common stock beneficially owned by each person known by the Company to be the beneficial owner of more than 5% of our Common Stock (other than directors, executive officers and depositaries). This information is based on publicly available information filed with the Securities and Exchange Commission (the “SEC”) as of the Record Date.

	Shares
	Beneficially
Name and Address	Owned		Percent(1)

Heartland Advisors, Inc.	3,381,354	(2)	13.6%
789 North Water Street
Milwaukee, WI 53202
Halsey Advisory and Management, LLC	1,714,886	(3)	6.2%
45 Rockefeller Plaza Suite 2570
New York, New York 10111
Broadwood Partners, L.P	1,499,730	(4)	6.0%
724 Fifth Ave., 9th Floor
New York, NY 10019

(1)	Based on 24,933,154 shares of common stock outstanding on the Record Date. Under Rule 13d-3 of the Securities Exchange Act of 1934, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at the Record Date.

(2)	In its Schedule 13G, filed February 3, 2006 with respect to its securities as of December 31, 2005, Heartland Advisors, Inc. states that it has sole voting power as to no shares, shared voting power as to 3,157,454 shares, sole dispositive power as to no shares and shared dispostive power as to 3,381,354 shares. William J. Nasgovitz states that he has sole voting power as to no shares, shared voting power as to 3,157,454 shares, sole dispositive power as to no shares and shared dispostive power as to 3,381,354 shares.

(3)	In its Schedule 13G, filed February 8, 2006 with respect to its securities as of December 31, 2005, Halsey Advisory and Management, LLC states that it has sole voting power as to no shares, shared voting power as to no shares, sole dispositive power as to no shares and shared dispositive power as to 1,493,486 shares. Mr.Tyson Halsey states that he has sole voting power as to 221,400 shares, shared voting power as to no shares, sole dispositive power as to 221,400 shares and shared dispositive power as to 1,493,486 shares.

(4)	In its Schedule 13D, filed April 11, 2005 with respect to its securities as of March 31, 2005, Broadwood Partners, L.P. states that it has sole voting power as to no shares, shared voting power as to 1,473,830 shares, sole dispositive power as to no shares and shared dispositive power as to 1,473,830 shares. Broadwood Capital, Inc. states that it has sole voting power as to no shares, shared voting power as to 1,473,830 shares sole dispositive power as to no shares and shared dispositive power as to 1,473,830 shares. Mr. Neal C. Bradsher states that he has sole voting power as to 25,900 shares, shared voting power as to 1,473,830 shares, sole dispositive power as to 25,900 shares and shared dispositive power as to 1,473,830 shares.

      The following table shows, as of the Record Date, information with respect to the shares of Common Stock beneficially owned by (1) each director and director nominee, (2) each person (other than a person who is also a director or a director nominee) who is an executive officer named in the Summary Compensation Table below, and (3) all executive officers and directors as a group.

	Shares Beneficially Owned

	Shares of	Shares Subject to
	Common	Options Exercisable
	Stock	on or Before		Percent of
Name(1)	Owned(2)	May 30, 2006(3)	Total	Class(4)

David Bailey	40,754	1,080,000	1,120,754	4.3%
Nicholas Curtis	3,000	170,000	173,000	*
Deborah Andrews	—	51,000	51,000	*
Thomas Paul	—	50,000	50,000	*
Volker Anhaeusser	14,425	195,000	209,425	*
David Morrison	—	128,000	128,000	*
Donald Duffy	—	60,000	60,000	*
Don Bailey	15,000	40,000	55,000	*
David Schlotterbeck	10,000	40,000	50,000	*
All current directors and executive officers as a group	83,179	1,855,667	1,938,846	7.3%

*	Less than 1%.

(1)	The business address of each person named is c/o STAAR Surgical Company, 1911 Walker Avenue, Monrovia, California 91016.

(2)	Pursuant to Rule 13d-3(a), includes all shares of common stock over which the listed person has, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, voting power, which includes the power to vote, or to direct the voting of, the shares, or investment power, which includes the power to dispose, or to direct the disposition of, the shares. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

(3)	In accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, each listed person is deemed the beneficial owner of shares that the person has a right to acquire by exercise of a vested option or other right on or before May 30, 2006 (60 days after the record date).

(4)	Based on 24,933,154 shares of Common Stock outstanding on the transfer records as of the Record Date. The percentages are calculated in accordance with Rule 13d-3(d)(1), which provides that shares not outstanding that are subject to options, warrants, rights or conversion privileges a person may exercise on or before May 30, 2006 (60 days after the Record Date) are deemed outstanding for the purpose of calculating the number and percentage owned by that person, but not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Directors and Executive Officers
      One director is to be elected by stockholders at this Annual Meeting. The Board is currently divided into three classes and the terms of the remaining directors expire in 2007 and 2008. If the proposals to amend the Certificate of Incorporation and Bylaws to declassify the Board of Directors (the “Declassification Amendments”) are approved by Stockholders at this Annual Meeting, the director elected at this Annual Meeting will serve for a one-year term expiring at the 2007 annual meeting of Stockholders. If the Declassification Amendments are not approved, the director elected at this Annual Meeting will serve as a Class II director with a three-year term expiring in 2009.
      Donald Duffy, the nominee of Board of Directors, has indicated his willingness to serve and, unless otherwise instructed, the Proxyholders will vote the Proxies received by them for Mr. Duffy. If he is unable or unwilling to serve as a director at the time of the Annual Meeting or any continuation, postponement or adjournment thereof, the Proxies will be voted for any other nominee the current Board of Directors designates to fill the vacancy. The Company has no reason to believe that Mr. Duffy will be unable or unwilling to serve if elected as a director. The nominee receiving the most votes at the Annual Meeting will be elected as director.
      Our Bylaws permit the Board of Directors to fix the number of its members, so long as there are no less than three directors and no more than seven directors. The Board of Directors has determined that, effective from the time of the Annual Meeting, the number of directors shall be five, a reduction from the current number of six directors. In considering nominees for the Board of Directors for the 2006 Annual Meeting, the Nominating, Governance, and Compensation Committee determined and the Board of Directors agreed that Dr. Anhaeusser did not satisfy its criteria for continued service on the Board. The Committee recommended and the Board of Directors approved that the size of the Board be reduced to five members rather than selecting a new director for his seat.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEE.
      On the date of this Proxy Statement, the composition of our Board of Directors is as follows:

		Year When
		Term Expires
		at Annual
Name of Director	Class(1)	Meeting	Board Positions and Committee Memberships	Independent(2)

Don M. Bailey	Class I	2008	Chairman of the Board Member, Audit Committee Member, Nominating, Governance and Compensation Committee	✓
David Bailey	Class I	2008
Donald Duffy	Class II	2006	Chairman, Audit Committee Member, Nominating, Governance and Compensation Committee	✓
Volker D. Anhaeusser	Class II	2006		✓
David Morrison	Class III	2007	Member, Audit Committee Member, Nominating, Governance and Compensation Committee	✓
David L Schlotterbeck	Class III	2007	Chairman, Nominating, Governance and Compensation Committee	✓

(1)	If the Declassification Amendments receive the requisite approval of the Stockholders all directors will be elected to one year terms as current terms expire, beginning with the 2006 Annual Meeting.

(2)	Directors designated as “independent” have been determined by the Board of Directors to be independent as that term is defined under Rule 4200A(a)(15) of the National Association of Securities Dealers’ Marketplace Rules and Rule 10A 3 under the Securities Exchange Act of 1934, as amended.
      Information regarding the business experience of the nominee, each continuing director and each executive officer is provided below.
Nominee for Director
      Mr. Donald Duffy, Class II Director
       Director since February 2003
       Chairman of Audit Committee
       Age 69
      Mr. Duffy’s previous experience includes the position of Chief Financial Officer of Iolab Corporation, a former subsidiary of Johnson & Johnson, a position he held from 1987 until his retirement in 1992. Prior to holding that position, Mr. Duffy served as Chief Financial Officer of the J&J Ultrasound division of Johnson & Johnson and Alpha Wire Corporation. Mr. Duffy also served as the Chief Information Services Officer for the J&J Products Division of Johnson & Johnson and held various financial positions for Johnson & Johnson from 1962 through 1984. Mr. Duffy earned a Master of Business Administration degree from Pace University and a Bachelor of Science degree in accounting from the University of South Dakota.
Continuing Directors
      David Bailey, Class I Director
       President and Chief Executive Officer
       Director since December 2000
       Age 49

      Mr. Bailey has served as our President, Chief Executive Officer, and Director since 2000. Mr. Bailey also serves on the Board of Directors of our joint venture Canon Staar Co., Inc. He also served as Chairman of the Board from 2001 through April, 2005. Prior to joining the Company, Mr. Bailey served as Global President of CIBA Vision Corporation’s surgical business unit based in Atlanta, Georgia. From April 1995 through May 1999, Mr. Bailey served on the global management boards of both Bausch & Lomb and ChironVision. In 1993, Mr. Bailey was the European Managing Director of Johnson & Johnson’s European professional sector, with operating responsibility for Iolab Corporation, an ophthalmic products company that was a subsidiary of Johnson & Johnson at that time, including both medical devices and pharmaceuticals. Mr. Bailey completed his formal education in the United Kingdom, obtaining a Master’s degree from Durham University, and a Bachelor of Arts degree with honors from York University. David Bailey and Don Bailey are not related.
      Don M. Bailey, Class I Director
       Chairman of the Board
       Member, Audit Committee and
       Nominating, Governance and Compensation Committee
       Director since April 2005
       Age 60
      Don Bailey has served as a director and our Chairman since April, 2005. He has served as Chairman of the Board of Comarco, Inc., a provider of wireless test products for the wireless industry and a maker of emergency call box systems and mobile power products for handheld devices from 1998 to the present. He also served from June 1990 to April 2000 as President of Comarco, Inc. and as its Chief Executive Officer from January 1991 to April 2000. Mr. Bailey earned his Bachelor of Science degree in Mechanical Engineering from Drexel University 1968, his Master of Science degree in Operations Research from the University of Southern California in 1971 and his Master of Business Administration degree from Pepperdine University in 1986.

      Mr. Bailey has been nominated for election as a director of Questcor Pharmaceuticals, Inc. Don Bailey and David Bailey are not related.
      David Morrison, Class III Director
       Member, Audit Committee and
       Nominating, Governance and Compensation Committee
       Director since May 2001
       Age 61
      Mr. Morrison has 35 years experience in various executive positions, both within the United States and internationally. Since 1998, Mr. Morrison has been providing consulting services relating to marketing, with an emphasis in the field of surgical ophthalmology. Following the acquisition by Chiron Vision of Iolab Corporation in 1995, Mr. Morrison was appointed President and Chief Operating Officer of Chiron Vision, in which capacity he served until 1997. Prior to joining Chiron Vision, Mr. Morrison served as Area Vice President for Europe for the Gillette Company and as President of International Operations and Co-Chief Operating Officer of Cooper Vision. Mr. Morrison earned a Bachelor of Arts degree, with honors, in economics from the University College of Wales, Aberystwyth and received a post-graduate degree in Industrial Administration from Bradford University.
      David L. Schlotterbeck, Class III Director
       Director since January 2005
       Chairman of the Nominating, Governance and Compensation Committee
       Age 58
      Mr. Schlotterbeck currently serves as Chairman and Chief Executive Officer of Clinical Technologies and Services, a business segment of Cardinal Health, and is an officer of Cardinal Health. Prior to joining Clinical Technologies, Mr. Schlotterbeck served as President and Chief Executive Officer of Alaris Medical Systems, Inc. from November 1999 to June 2004 and as President and Chief Operating Officer from April 1999 to November 1999. In 1997 and 1998, Mr. Schlotterbeck served as President and Chief Operating Officer of Pacific Scientific Company, an international manufacturer of motion control, process measurement and safety products until it was acquired by Danaher Corporation. From 1995 to 1997, Mr. Schlotterbeck served as President and Chief Executive Officer of Vitalcom, Inc., a medical network manufacturer. From 1991 to 1994, Mr. Schlotterbeck served as Executive Vice President and Chief Operating Officer of Nellcor, Inc., a medical device manufacturer subsequently acquired by Mallinckrodt, Inc. Mr. Schlotterbeck is a graduate of the General Motors Institute with a Bachelor of Science degree in electrical engineering. He holds a Master of Science degree in electrical engineering from Purdue University and completed the Executive Institute at Stanford University in 1984.
Executive Officers
      Deborah Andrews
       Vice President and Chief Financial Officer
       Age 48
      Ms. Andrews has served as Chief Financial Officer since August 2005 and as Vice President since April 2005. She has been employed by STAAR since 1995, serving as Principal Financial Officer from April 2005 to August 2005, Global Controller from 2001 to 2005, Vice President, Finance, of STAAR Surgical AG (Switzerland) from 1999-2001, and Assistant Controller from 1995 to 1999. She previously served as an internal auditor for Bourns, Inc., a maker of electronic components, from 1994 to 1995, and an auditor for KPMG Peat Marwick from 1991-1994. Ms. Andrews earned her Bachelor of Science degree in Accounting from California State University, San Bernardino.
      Nicholas Curtis
       Senior Vice President, Sales and Marketing
       Age 50
      Mr. Curtis, who joined us in August 2002, is an experienced sales and marketing professional with over 20 years experience in selling and marketing cataract and refractive surgical products. Prior to joining the Company, Mr. Curtis served as Vice President for LaserVision Centers from 1998 to 2001, and TLC Vision,

Inc. during 2002 following TLC Vision’s acquisition of LaserVision Centers, where he was responsible for managing the company’s business development in the Great Lakes Region. Prior to 1998, Mr. Curtis held various sales management positions with Chiron Vision, Allergan Medical Optics, and American Medical Optics, a division of American Hospital Supply Corp. Mr. Curtis received a Bachelor of Science degree in speech-communication Studies from Northwestern University.
      Thomas Paul, Ph.D.
       Vice President, Research & Development
       Age 61
      Dr. Paul joined the Company in January 2004. Before joining the Company, Dr. Paul spent five years with CIBA Vision Corporation as the Global Head of Surgical R&D. He was responsible for product development, new technology assessments and project management of clinical and regulatory affairs. Mr. Paul earned his Doctorate of Philosophy in Chemistry from Case Western Reserve University and his Bachelor of Arts degree in Chemistry from Southern Illinois University.
      Guenther Roepstorff
       President, Domilens GmbH
       Age 60
      Mr. Roepstorff is the President and founder of Domilens, GmbH, our German subsidiary, a position he has held since 1987. Prior to 1987, Mr. Roepstorff was managing director of Intermedics, where he was responsible for ophthalmic and cardiovascular products for the domestic German and the European markets, and established the Iolab Corporation’s intraocular lens business in Germany, Austria and Switzerland as an independent company within the Johnson & Johnson group of companies. Mr. Roepstorff previously held various management positions at Johnson & Johnson within the general surgery and dental product divisions.
      Charles S. Kaufman
       Vice President, General Counsel and Secretary
       Age 51
      Mr. Kaufman has served as Vice President, General Counsel and Secretary since April 2005. From 2001 to 2005 he served as an attorney at the law firm of Sheppard, Mullin, Richter & Hampton, LLP, where he specialized in corporate finance, securities regulation and corporate transactions. From 1994 to 2001 Mr. Kaufman served as an attorney at the law firm of Morrison & Foerster, LLP. Mr. Kaufman earned his Juris Doctor Degree from the University of California at Los Angeles, where he also received a Bachelor of Arts degree in English Literature. He is an attorney admitted to practice in the state of California.
      None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company and, except as set forth above, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers serve at the discretion of the Board of Directors.
Compensation of Directors
      Directors are compensated as follows:

•	Each director who serves on the Board of Directors of the Company and is not an employee of the Company or a parent or subsidiary of the Company (each a “non-employee director”) receives annual director’s fees of $25,000.

•	The Chairman of the Board receives an additional annual fee of $25,000.

•	The Chairman of the Audit Committee of the Board of Directors receives an additional annual fee of $15,000.

•	The Chairman of the Nominating, Governance and Compensation Committee receives an additional annual fee of $10,000.

•	Each member of the Audit Committee and each member of the Nominating Governance and Compensation Committee (other than the respective chairmen) receives an additional annual fee of $5,000 for each such committee on which he serves.
      It has been STAAR’s policy to grant each director an option to purchase 60,000 shares of common stock on election or re-election to a three-year term. One third of the options vest immediately and an additional third vests on each of the subsequent two anniversaries of election, subject to continuing service as director. On April 28, 2005 the date of his appointment as director, Don Bailey was granted options to purchase 60,000 shares of common stock, at an exercise price of $3.81 per share, and on May 19, 2005, the date of his re-election as director, David Bailey was granted options to purchase 60,000 shares of common stock at an exercise price of $4.00 per share. If the Reclassification Amendments are approved by the stockholders, it is anticipated that the director elected to serve a one-year term at the Annual Meeting will receive options to purchase 20,000 shares of common stock, which will be fully vested at the time of grant.
      The Board of Directors can change the compensation of directors at any time.
Meetings of the Board
      The Board of Directors held thirteen meetings during 2005. Each of the directors attended at least 75% of all of the meetings of the Board and the meetings of each committee on which he served in 2005.
      It is the policy of STAAR to require members of the Board of Directors to attend the annual meeting of stockholders, if practicable. All directors attended the 2005 annual meeting of stockholders.
Committees
      The Board of Directors has a Nominating, Governance and Compensation Committee and an Audit Committee. The members of each committee serve at the discretion of the Board of Directors.

Nominating, Governance and Compensation Committee.
      The current members of the Nominating, Governance and Compensation Committee are David L. Schlotterbeck, who serves as chairman of the committee, Don Bailey, Donald Duffy and David Morrison. Each member of the Nominating, Governance and Compensation Committee is “independent” as that term is defined under Nasdaq Rule 4200(a)(15).
      The principal purposes of the committee are to help ensure that (A) the Board of Directors is appropriately constituted to meet its fiduciary obligations to stockholders and the Company, (B) the Company has and follows appropriate governance standards, and (C) the executive officers of the Company and its subsidiaries are compensated in a manner consistent with (i) the compensation strategy of the Company determined by the Board of Directors, (ii) treatment of all executive officers in an equitable and consistent manner, (iii) the Company’s need to compete in recruiting and retaining qualified executive officers, and (iv) the requirements of the appropriate regulatory bodies. The Committee also administers the Company’s 2003 Omnibus Equity Incentive Plan.
      To carry out its purpose with respect to nominations and governance, the committee (i) identifies individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors, (ii) recommends the director nominees to be selected by the Board of Directors for the next annual meeting of stockholders, (iii) develops and recommends to the Board of Directors corporate governance principles applicable to the Company, and (iv) oversees the evaluation of the Board of Directors and management. For further information concerning the criteria and procedures for selecting director nominees, see “Nominating Procedures and Criteria” below.

      During 2005, the Nominating, Governance and Compensation Committee held five meetings and took action by written consent five times.

Audit Committee.
      The current members of the Audit Committee are Donald Duffy, who serves as the chairman of the committee, Don Bailey and David Morrison. Each member of the Audit Committee is “independent” as that term is defined under Nasdaq rules 4200(a)(15) and 4350(d)(2)(A). The principal purpose of the Audit Committee is to oversee (i) the quality and integrity of the Company’s financial statements, (ii) the qualifications and independence of the Company’s independent registered public accounting firm, and (iii) the performance of the Company’s independent registered public accounting firm. The Audit Committee met eleven times in 2005.
      STAAR has determined that Donald Duffy, the Chair of the Audit Committee, qualifies as an “audit committee financial expert” under the rules of the SEC. STAAR has also determined that Don M. Bailey and David Morrison, the other members of the Audit Committee, qualify as “audit committee financial experts” under the SEC rules.

Charters of the Committees.
      The charter of the Audit Committee and the charter of the Nominating, Governance and Compensation Committee are available on the Company’s web site at www.staar.com, under “Investor/Media — Corporate Governance.”
Nominating Procedures and Criteria
      Among its functions, the Nominating, Governance and Compensation Committee considers and approves nominees for election to the Board of Directors in accordance with its written charter.
      In addition to the candidates proposed by the Board of Directors or identified by the committee, the committee considers candidates for director suggested by our stockholders in accordance with the procedures described in the Questions and Answers section in response to the question “Can stockholders propose individuals to be considered as the Board of Directors’ nominees for the 2007 Annual Meeting?” Stockholder nominations that comply with those procedures and that meet the criteria outlined below will receive the same consideration that the committee’s nominees receive.
      Essential criteria for all candidates considered by the committee include the following: integrity and a commitment to ethical behavior; personal maturity and leadership skills in industry, education, the professions, or government; independence of thought and willingness to deal directly with difficult issues; diversity of thought; and broad business or professional experience, with an understanding of business and financial affairs and the complexities of business organizations.
      In evaluating candidates for certain Board positions, the committee may evaluate additional criteria, including the following: management experience and expertise; experience in the medical device or pharmaceutical industries; experience in other regulated industries; business and other experience relevant to small and emerging public companies; experience in investment banking, commercial lending or other financing activities; financial or accounting expertise, both generally and as necessary to fulfill the financial requirements of the Securities and Exchange Commission; and professional accomplishment in ophthalmology or technology related to ophthalmic devices.
      In selecting nominees for the Board of Directors, the committee evaluates the general and specialized criteria set forth above, identifying the relevant specialized criteria prior to commencement of the recruitment process, considers previous performance if the candidate is a candidate for re-election, and generally considers the candidate’s ability to contribute to the success of the Company.
      The Board of Director’s nominee for the Annual Meeting has been recommended by the committee, and has been selected by the independent directors and the full Board of Directors.

      The Stockholders did not propose any candidates for election at the Annual Meeting.
Compensation Committee Interlocks and Insider Participation
      During fiscal year 2005, Donald Duffy, Don Bailey, Volker D. Anhaeusser and David Schlotterbeck served on our Nominating, Governance and Compensation Committee, with Mr. Schlotterbeck serving as chairman. In January 2006, David Morrison replaced Dr. Anhaeusser on the committee. The Nominating, Governance and Compensation Committee is comprised solely of independent directors under Nasdaq Rule 4200(a)(15). Mr. Morrison is the sole owner of DRM Strategic Services Ltd., which received consulting fees of $2,000 during 2004. See “Certain Relationships and Related Transactions — Consulting Agreement.”
Stockholder Communications with Directors
      You may communicate with the chair of our Audit Committee, or our Nominating, Governance and Compensation Committee, or with our outside directors as a group by writing to such persons c/o Charles Kaufman, Secretary, at 1911 Walker Avenue, Monrovia, California 91016.
      Communications are distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as the following:

•	junk mail and mass mailings

•	product complaints

•	product inquiries

•	new product suggestions

•	resumes and other forms of job inquiries

•	surveys

•	business solicitations or advertisements.
      In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is excluded must be made available to any outside director upon request.
      Communications that include information better addressed by the complaint hotline supervised by the Audit Committee will be forwarded to the hotline.

Executive Compensation
Summary Compensation
      The following table shows all cash and non-cash compensation awarded, earned or paid for services to STAAR in all capacities for each of the three years ended December 30, 2005 to (1) STAAR’s Chief Executive Officer during 2005, and (2) STAAR’s other four most highly compensated executive officers serving at the end of fiscal 2005 (the “named executive officers”).

					Long-Term Compensation

		Annual Compensation			Awards
							Payouts
				Other Annual	Restricted	Securities		All Other
		Salary	Bonus	Compensation	Stock	Underlying	LTIP Payouts	Compensation
Name and Position(1)	Year	($)(2)	($)(3)	($)(4)	Awards	Options/SARs	($)	($)(5)

David Bailey	2005	382,817	50,000	7,115	—	210,000	—	40,067
President and	2004	380,582	50,000	10,388	—	—	—	69,563
CEO	2003	361,212	150,000	8,000	—	150,000	—	43,477
Deborah Andrews	2005	190,766	20,000	—	—	85,000	—	5,646
Vice President and	2004	148,848	10,000	—	—	20,000	—	3,452
Chief Financial	2003	129,780	—	—	—	3,000	—	2,808
Officer
Nicholas Curtis	2005	232,874	34,950	—	—	25,000	—	20,068
Senior Vice President,	2004	232,874	30,000	—	—	40,000	—	18,853
Sales and Marketing	2003	212,500	—	—	—	60,000	—	155,626
Guenther Roepstorff	2005	324,000	90,821	18,230	—	25,000	—	2,166
President	2004	363,286	141,352	18,569	—	25,000	—	2,164
Domilens GmbH	2003	318,537	87,000	25,474	—	—		—
Thomas Paul	2005	165,000	41,250	—	—	50,000	—	22,765
Vice President,	2004	161,827	—	—	—	—	—	16,253
Research &	2003	—	—	—	—	50,000	—	—
Development

(1)	For a discussion of employment agreements between the named executive officers and STAAR, see “Employment Agreements” below.

(2)	For all named executives except Mr. Roepstorff, this column includes amounts deferred pursuant to salary reduction arrangements under the Company’s 401(k) Plan.

(3)	The amount reported in this column includes cash bonuses earned by the named executive and in 2002 42,254 shares of Common Stock issued to Mr. Bailey at the then-market price of $3.55 per share in lieu of cash bonuses earned in 2001 and 2002.

(4)	Included in this column are the costs of the lease of vehicles for Mr. Bailey and for Mr. Roepstorff.

(5)	The amounts reported in this column, for all officers other than Mr. Bailey, Mr. Curtis and Mr. Paul, consist solely of the cost of life insurance premiums. Amounts for Mr. Bailey, Mr. Curtis and Mr. Paul are as follows:

					Disability,
					Medical &
			Moving	Professional	Dental
Name	Year	Life($)	Expenses($)	Services($)	Ins.($)	Total

David Bailey	2005	24,768	—	—	15,299	40,067
	2004	24,962	21,116	9,720	13,765	69,563
	2003	25,358	—	—	18,119	43,477
Nicholas Curtis	2005	9,720	—	—	10,348	20,068
	2004	10,104	—	—	8,749	18,853
	2003	9,750	137,015	—	8,861	155,626
Thomas Paul	2005	18,600	—	—	4,165	22,765
	2004	14,861	1,392	—	—	16,253
	2003	—	—	—	—	—

Stock Option Grants
      The following table provides certain information with respect to individual grants of stock options or stock appreciation rights for 2005 to each of the named executive officers.
OPTION/ SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable
	Number of	% of Total			Value at Assumed
	Securities	Options/SARs			Annual Rates of Stock
	Underlying	Granted to			Price Appreciation for
	Options/SARs	Employees in	Exercise or		Option Term(1)
	Granted(2)(5)	Fiscal	Base Price	Expiration
Name	(#)	Year(3)(4)	($/Sh)	Date	5% ($)	10% ($)

David Bailey	150,000	20	3.95	04/06/2015	372,620	944,292
	60,000	8	4.00	05/18/2015	150,935	382,498
Deborah Andrews	35,000	5	3.95	04/06/2015	86,945	220,335
	50,000	7	4.71	08/21/2015	148,105	375,326
Thomas Paul	50,000	7	3.95	04/06/2015	124,207	314,764
Nicholas Curtis	25,000	3	3.95	04/06/2015	62,103	157,382
Guenther Roepstorff	25,000	3	3.95	04/06/2015	62,103	157,382

(1)	The potential realizable dollar value of any given option is the difference between (i) the fair market value of the stock underlying such option as of the date of grant, adjusted to reflect hypothetical 5% and 10% annual growth rates applying simple interest from the date of grant of such option until the expiration date of such option, and (ii) the exercise price for such option. The 5% and 10% are hypothetical growth rates prescribed by the SEC for illustration purposes only and are not a forecast or prediction as to future stock prices. The actual amount that a named executive officer may realize will depend on various factors on the date the option is exercised, so there is no assurance that the value realized by a named executive officer will be at or near the value set forth above in the chart.

(2)	All options were granted at fair market value on the date of grant, as defined by the 2003 Omnibus Equity Incentive Plan, and first become exercisable in three equal installments on each of the first three anniversaries of the date of grant. Vesting may be accelerated based on achievement of performance goals as specified by the Compensation Committee of the Board of Directors.

(3)	No SARs were granted to the named executive officers in 2005.

(4)	The numerator in calculating this percentage includes options granted to each named executive officer in his or her capacity both as an officer (employee) and, if applicable, as a director. The denominator in calculating this percentage is 742,000, which represents the number of shares subject to all options granted to all employees of the Company, including the named executive officers, which includes, if applicable, options granted to them in their capacities as directors.
Option Exercises and Holdings
      The following table shows how many options our named executive officers exercised in 2005 and the number and value of unexercised options each of them held at the end of the 2005 fiscal year.

			Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	In-The-Money
	Acquired on	Value	Options/SARs at FY-	Options/SARs at FY-
	Exercise(1)	Realized(2)	End # Exercisable/	End $ Exercisable/
Name	(#)	($)	Unexercisable	Unexercisable($)

David Bailey	—	—	1,010,000/190,000	2,093,099/748,501
Deborah Andrews	—	—	31,667/99,334	71,316/302,584
Nicholas Curtis	—	—	128,333/71,667	506,282/185,818
Guenther Roepstorff	—	—	8,333/41,668	333/99,417
Thomas Paul	—	—	33,333/66,667	0/197,500

Equity Compensation Plan Information

			Number of Securities
			Remaining Available
	Number of Securities		for Future Issuance
	to be Issued Upon		under Equity
	Exercise of		Compensation Plans
	Outstanding Options,	Weighted Average	(excluding securities
	Warrants and Rights	Exercise Price	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity Compensation Plans Approved by Stockholders	3,982,776	$6.21	616,033	(1)
Equity Compensation Plans Not Approved by Stockholders	55,000	$10.08	—	(2)

Total	4,037,776	$6.26	616,033

(1)	Represents awards granted under the STAAR Surgical Company 2003 Omnibus Equity Incentive Plan (the “2003 Omnibus Plan”) and the following prior plans that were consolidated into the 2003 Omnibus Plan: the 1991 Stock Option Plan of STAAR Surgical Company, the 1995 STAAR Surgical Company Consultant Stock Plan, the 1996 STAAR Surgical Company Non-Qualified Stock Plan, the 1998 STAAR Surgical Company Stock Plan, the STAAR Surgical Company Stock Option Plan and Agreement for Chief Executive Officer, all of which were approved by the stockholders.

(2)	Represents shares originally issued under individual grants prior to May 9, 2000, which were not submitted to the stockholders for approval and which have also been consolidated into the 2003 Omnibus Plan.
Employment Agreements

David Bailey, President and Chief Executive Officer
      On December 19, 2000, we entered into an employment agreement with David Bailey to act as our Chief Executive Officer and President. The agreement has a term of three years and will be automatically renewed for successive three-year periods unless terminated pursuant to provisions stated in the agreement. Accordingly, the agreement currently runs through December 19, 2006. The agreement provides for a base salary, currently $383,562, and for automatic annual cost of living adjustments. Mr. Bailey waived any cost of living adjustment in 2005. The Board of Directors reviews Mr. Bailey’s compensation annually and may propose additional increases in base salary if merited. In February, 2006, Mr. Bailey’s salary was increased to reflect a 4.45% increase in the cost of living over the preceding twelve months.
      In addition to his base salary, Mr. Bailey is entitled to an automobile allowance, reimbursement of costs associated with obtaining permanent residency visas and relocation expenses, disability insurance which replaces 60% of his annual salary in the event of his disability, and life insurance in the amount of $1,750,000. Mr. Bailey also receives standard employee medical and dental benefits for himself and his family.
      Each year during the term of the employment agreement, Mr. Bailey and the Compensation Committee will establish performance goals, including earnings, cash flow and other objectives, and so long as he meets those goals, Mr. Bailey is to receive an annual bonus of up to 60% of his base annual salary.
      Under the terms of the agreement, Mr. Bailey’s employment may be terminated for “cause” (as defined in the agreement), on Mr. Bailey’s death or disability, or on 12 months written notice by Mr. Bailey. If Mr. Bailey’s employment is terminated by election of the Company or due to a “change of control” (as defined in the agreement), Mr. Bailey will be entitled to receive severance equal to three years annual base salary, plus accrued bonus and vacation, and immediate vesting of any unvested options.

Nicholas Curtis, Senior Vice President, Sales and Marketing
      On July 12, 2002, we entered into an agreement with Nicholas Curtis to act as our Senior Vice President, Sales and Marketing for the U.S. and Canada. The agreement provides for a base salary, currently $232,874, which may be adjusted periodically. Mr. Curtis may also earn an annual bonus of up to 50% of his annual salary if he achieves established performance goals. Should certain performance targets be exceeded, this amount could be increased. Should Mr. Curtis’ employment be terminated due to a change of control, he will receive severance equal to one year’s salary plus the average bonus earned over the last two years of employment and immediate vesting of all unvested stock options.

Deborah Andrews, Vice President and Chief Financial Officer
      On August 17, 2005, we promoted Ms. Andrews to the position of Chief Financial Officer and agreed to new terms of employment. STAAR agreed to provide Ms. Andrews an annual base salary in the amount of $225,000 and a performance bonus of up to 40% of base salary. If terminated without cause, Ms. Andrews will receive a severance payment equal to six months’ salary. If she is terminated as a result of a “change in control,” she will receive severance equal to one year’s salary and immediate vesting of all unvested stock options.

Thomas Paul, Vice President, Research & Development
      On January 5, 2004, we employed Thomas Paul to act as our Vice President, Research & Development. The terms of our offer of employment were memorialized in an agreement dated March 18, 2005. The agreement does not have a stated term. The agreement provides for a base salary, currently $181,500, which may be adjusted periodically. Dr. Paul may also earn an annual bonus of up to 25% of his annual salary based on achievement of personal and corporate performance goals.
      If Dr. Paul’s employment is terminated by the Company without cause, on 30 days’ written notice, he will be entitled to severance equal to five month’s salary. Should Dr. Paul’s employment be terminated due to a change of control (as defined in the agreement), he will receive severance equal to six month’s salary and the immediate vesting of all unvested stock options.

Guenther Roepstorff, President, Domilens GmbH
      On January 2, 2003, we amended the employment agreement of Guenther Roepstorff, the President of our German subsidiary, Domilens GmbH. His current agreement provides for a base salary of 292,500 EUR (U.S. $347,222 at December 30, 2005). In addition to his salary, Mr. Roepstorff may earn an annual bonus of up to 150,000 EUR (U.S. $178,063 at December 30, 2005) based on achievement of certain performance goals and is entitled to the use of a Company vehicle.
      Under the terms of the agreement, if Mr. Roepstorff is unable to work due to illness or other reasons he will be paid his monthly salary for up to six months. In addition, if Mr. Roepstorff should pass away during the term of the agreement, his widow and children (under the age of 25) will be paid his monthly salary for the month in which he passes, and for the following six months.
      If Mr. Roepstorff’s employment is terminated due to a “change of control” (as defined in the agreement), Mr. Roepstorff will be entitled to receive severance equal to one half of his monthly salary for every year of employment with the Company. Also, if Mr. Roepstorff becomes aware of a change in control and notifies the Company of his intention to end his agreement with twelve months notice, he is entitled to a bonus of six month’s salary if he remains throughout the notice period.
REPORT OF THE NOMINATING, GOVERNANCE AND COMPENSATION COMMITTEE
      In any of our filings under the Securities Act or Exchange Act that incorporate this Proxy Statement by reference, the Report of the Nominating, Governance and Compensation Committee of the Board of Directors

will be considered excluded from the incorporation by reference and it will not be deemed a part of any such other filing unless we expressly state that the Report is so incorporated.
      General. The Nominating, Governance and Compensation Committee establishes specific awards under our equity plans, such as stock options, and determines the compensation for the Company’s executive officers. Executive compensation can include salary, bonus, and option grants as well as other perquisites that vary with the level of responsibility.
      Compensation Philosophy. In determining the compensation for a particular executive officer, the Nominating, Governance and Compensation Committee is guided by the following objectives:

•	attracting and retaining officers by maintaining competitive compensation packages; and

•	motivating officers to achieve and maintain superior performance levels.
      The Nominating, Governance and Compensation Committee’s policy generally is to pay total compensation to executive officers that is competitive with that paid to executives of other companies of similar size in the Company’s industry. Bonus programs and equity incentives comprise a significant portion of total compensation and are designed to motivate our executives to achieve strategic objectives and performance objectives established by the Board of Directors.
      Base Salaries. Base salaries are generally negotiated based on salaries necessary to attract and retain the talent STAAR needs to execute its plans. Factors considered by the Nominating Committee include: its subjective assessment of the executive’s scope of responsibility, level of experience, individual performance, and past and potential contribution to the Company’s business.
      Annual Cash Bonuses. The Nominating, Governance and Compensation Committee, in its sole discretion, approves the payment of bonuses from time to time to the Company’s employees, including its executive officers, as an incentive to influence employees to be productive over the course of each fiscal year. The determination of which executive officers should receive a bonus and what the amount of the bonus should be is based on a subjective analysis of the executive’s level of responsibility, performance of duties and attainment of performance goals, and also takes into consideration other types and amounts of compensation paid to the executive, such as commissions.
      The Committee determines bonuses based on STAAR’s achievement of corporate goals such as revenue and net income results versus the prior year and the STAAR’s performance relative to its industry, as well as, the performance of the individual against preset personal objectives.
      The Nominating, Governance and Compensation Committee believes that long-term equity incentive awards serve to align the interests of the executive officers with those of the Company’s stockholders. Under the 2003 Omnibus Plan, the Company may grant any type of award whose value is derived from the value of the Common Stock of the Company, including shares of Common Stock, options and stock appreciation rights. To date, the Company has granted only stock options and restricted stock under its equity incentive plans.
      On February 10, 2006, the Nominating, Governance and Compensation Committee granted David Bailey a discretionary bonus of $80,000 and a grant of options to purchase 50,000 shares of Common Stock at an exercise price of $6.92 per share., based on his role during fiscal 2005 in achieving FDA approval of the ICL and resolving FDA compliance issues, and in furthering the growth of STAAR’s international business. The Committee also granted Ms. Andrews a discretionary bonus of $67,500 and a grant of options to purchase 25,000 shares of common stock at an exercise price of $6.92 per share, granted Mr. Roepstorff a bonus of $101,640, and granted Dr. Paul options to purchase 15,000 shares of Common Stock at an exercise price of $6.92 per share.
      Long-Term Stock Ownership Plans. During 2005, the Company had a single active stock plan in place for employees, officers, directors and consultants: the STAAR Surgical Company 2003 Omnibus Equity Incentive Plan (the “2003 Omnibus Plan”). Our directors approved the 2003 Omnibus Plan on May 14, 2003, and our stockholders approved it on June 25, 2003, as both a new plan and a consolidation of our pre-existing incentive plans. The terms of the 2003 Omnibus Plan are discussed below under the heading STAAR Surgical Company 2003 Omnibus Equity Incentive Plan.
      The Nominating, Governance and Compensation Committee believes that long-term equity incentive awards serve to align the interests of the executive officers with those of the Company’s stockholders. Under the 2003 Omnibus Plan, the Company may grant any type of award whose value is derived from the value of the Common Stock of the Company, including shares of Common Stock, options and stock appreciation rights. To date, the Company has only granted stock options and restricted stock under its equity incentive plans.
      The exercise price of the stock options granted to date has been no less than the fair market value of the Common Stock as of the date of grant. If employment is terminated (other than on death or disability), the unvested portion of the option expires immediately and the vested portion of the option expires 90 days from the termination date. To encourage retention, the ability to exercise the option is subject to vesting restrictions. The Nominating, Governance and Compensation Committee’s policy is to award to executive officers an option on employment, which generally vests over four years, and is in recognition of the executive officer’s potential contribution to the Company. Options granted prior to 2006 generally vest over three years. Decisions made by the Nominating, Governance and Compensation Committee regarding the timing and size of subsequent option grants take into consideration the Company’s and the individual’s performance, competitive market practices, and the size and term of option grants made in prior years.
      Compensation for Chief Executive Officer. Mr. Bailey’s compensation is described in the section of this Proxy Statement entitled “Employment Agreements.” Mr. Bailey’s current base compensation of $383,562 was based on competitive market forces, his extensive experience in the ophthalmic products industry and his successful management of the surgical division of CIBA Vision Corporation, a private company with over $1 billion in revenues, and includes a 3% cost-of-living adjustment made in February 2006 in accordance with Mr. Bailey’s employment agreement. Mr. Bailey waived the cost-of-living adjustment he was entitled to in 2005.
      Policy under Section 162(m) of the Internal Revenue Code. The Nominating, Governance and Compensation Committee has not formulated a policy in qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code, and does not foresee the necessity of doing so in the near future. Should limitations on the deductibility of compensation become a material issue, the Compensation Committee will, at such time, determine whether such a policy should be implemented, either in general or with respect to specific transactions.

The Nominating, Governance and Compensation Committee

David L. Schlotterbeck
Don Bailey
Donald Duffy
David Morrison
Dated: April 4, 2006

Employee Benefit Plans

STAAR Surgical Company 2003 Omnibus Equity Incentive Plan
      The 2003 Omnibus Plan was adopted by the Board of Directors on May 14, 2003 and approved by the stockholders on June 25, 2003 as both a new plan and as a consolidation of the Company’s existing incentive plans. 4,913,629 shares of Common Stock were originally authorized for awards under the 2003 Omnibus Plan, consisting of 1,000,000 newly available shares, and 3,913,629 shares that were already available or subject to outstanding awards under prior plans. The following prior plans were consolidated into the 2003 Omnibus Plan: the 1991 Stock Option Plan of STAAR Surgical Company, the 1995 STAAR Surgical Company Consultant Stock Plan, the 1996 STAAR Surgical Company Non-Qualified Stock Plan, the 1998 STAAR Surgical Company Stock Plan and the STAAR Surgical Company Stock Option Plan and Agreement for Chief Executive Officer. All of these plans had been previously approved by STAAR’s stockholders.
      The 2003 Omnibus Plan also provides that on each January 1 during the life of the plan the number of shares of Common Stock available for awards will automatically increase by a number of shares equal to 2% of the Company’s outstanding Common Stock, up to a maximum of 1,586,371 additional shares, and a maximum total of 6,500,000 shares issuable pursuant to incentive stock options. As of December 30, 2005, 616,033 shares were authorized and available for grants under the 2003 Omnibus Plan.
      The 2003 Omnibus Plan is administered by the Nominating, Governance and Compensation Committee of the Board of Directors (the “Committee”). Employees, non-employee directors, and consultants of the Company and its subsidiaries are eligible to participate in the 2003 Omnibus Plan. Awards available under the 2003 Omnibus Plan include stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards that may be approved by the Committee. Stock options under the 2003 Omnibus Plan may either be issued in a form intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or “non-qualified options,” which are not intended to satisfy Section 422 of the Code. Awards granted under the 2003 Omnibus Plan may generally not be transferred except by will or the laws of descent.
      While the Committee has the discretion to determine the exercise price of options under the 2003 Omnibus Plan, an option intended to be an ISO may not be priced at less than 100% of fair market value on the date of grant. No ISO may be granted under the 2003 Omnibus Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of the grant and the term of the option does not exceed five years from the date of the grant. In general, stock options issued under the 2003 Omnibus Plan may not have a term in excess of ten years from the date of grant.
      The 2003 Omnibus Plan will terminate on May 13, 2013, unless terminated earlier by the Board of Directors.

401(k) Plan
      The Company maintains a 401(k) profit sharing plan (“401(k) Plan”) for the benefit of qualified employees in North America. During the fiscal year ended December 31, 2004, employees who participate may elect to make salary deferral contributions to the 401(k) Plan up to $13,000 of the employees’ eligible payroll, subject to annual Internal Revenue Code maximum limitations. The Company makes a contribution of 50% of the employee’s contribution up to the first 2% of the employee’s compensation, and 25% of the next 4% of compensation. In addition, the Company may make a discretionary contribution to qualified employees, in accordance with the 401(k) Plan.

Stock Performance Graph
      The following graph compares the yearly and cumulative return on an investment in STAAR’s common stock over the last five fiscal years to the yearly and cumulative return of the following over the same time period: (1) the composite of all United States and foreign companies listed on the Nasdaq Stock Market (the “Nasdaq Index”); and (2) the composite of all United States and foreign companies listed on the Nasdaq Stock Market that operate in the surgical, medical and dental instrument and supply industries (the “Peer Index”), based on Standard Industrial Classification (“SIC”) codes in the range of 3840 through 3849. The Company’s SIC code is 3845. The comparison assumes $100 was invested on December 31, 2000 in STAAR’s common stock and in each of those indices, and that dividends were reinvested. The Center for Research in Security Prices of the University of Chicago’s Graduate School of Business compiled the Peer Index and produced the graph. The stock price performance on the following graph is not necessarily indicative of future stock price performance.
      In any of our filings under the Securities Act or Exchange Act that incorporate this Proxy Statement by reference, this graph will be considered excluded from the incorporation by reference and it will not be deemed a part of any such other filing unless we expressly state that the graph is so incorporated.
Comparison of Five-Year Cumulative Total Returns

Certain Relationships and Related Transactions

Consulting Services
      During fiscal 2005, the Company paid $2,000 for consulting services provided by DRM Strategic Services Ltd., a private limited company wholly owned by our director, David Morrison.
Code of Ethics
      The Company has adopted a Code of Ethics applicable to the principal executive officer and senior financial executives, including the chief financial officer and the controller of the Company, as well as all employees and directors of the Company. The Code of Ethics is published on our website, at www.staar.com, under “Investor/ Media — Corporate Governance.” We intend to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics applicable to senior financial executives on our website within two business days following the date of such amendment or waiver.
REPORT OF THE AUDIT COMMITTEE
      In any of our filings under the Securities Act or Exchange Act that incorporate this Proxy Statement by reference, the Report of the Audit Committee of the Board of Directors will be considered excluded from the incorporation by reference, and it will not be deemed a part of any such other filing unless we expressly state that the Report is so incorporated.
      The Audit Committee of the Board of Directors is currently composed of three directors who are independent directors as defined under Nasdaq and SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors.
      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s financial statements and the financial reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for (i) expressing an opinion on whether the Company’s financial statements fairly present, in all material respects, the Company’s financial position and results of operations and conform with generally accepted accounting principles and (ii) an opinion on whether management’s assessment that the Company maintained effective internal control over financial reporting as of December 30, 2005, is fairly stated, in all material respects, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements that have been included in our Annual Report on Form 10-K for the year ended December 30, 2005.
      The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has reviewed with the independent registered public accounting firm their independence from the Company and its management including the written disclosures and the letter provided to the Audit Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

      The Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the 2005 fiscal year for filing with the Securities and Exchange Commission. The Audit Committee has recommended the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2006, subject to approval by the Stockholders at the Annual Meeting.

Donald Duffy
Chairman
Don Bailey
David Morrison
Dated February 27, 2006

PROPOSAL NO. 2
RATIFICATION OF REGISTERED PUBLIC ACCOUNTING FIRM
      The Board of Directors, upon the recommendation of the Audit Committee, has ratified the selection of BDO Seidman, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 29, 2006.
      Although this appointment is not required to be submitted to a vote of the Stockholders, the Audit Committee believes it is appropriate as a matter of policy to request that the Stockholders ratify the appointment. If the Stockholders do not ratify the appointment, which requires the affirmative vote of a majority of the outstanding shares of the Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, the Board of Directors will consider the selection of another independent registered public accounting firm.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 29, 2006.
      Representatives of BDO Seidman, LLP, the independent registered public accounting firm for the Company for fiscal 2005 will be invited to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.
Principal Accountant Fees and Services
      The following table summarizes the aggregate fees for professional services provided by BDO Seidman, LLP related to fiscal 2005 and fiscal 2004:

	2004	2004

Audit Fees	$695,000	$593,000
Audit-related Fees	9,000	9,000
Tax-related Fees	—	1,000
All Other Fees	—	3,000

(1)	Both 2005 and 2004 Audit Fees include: (i) the audit of our consolidated financial statements included in our Form 10-K and services attendant to, or required by, statute or regulation; (ii) the audit of management’s report on the effectiveness of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002; (iii) reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; (iv) comfort letters, consents and other services related to SEC and other regulatory filings; and (v) associated expense reimbursements.

(2)	Audit-related Fees were for audits of our employee benefit plan.

(3)	Tax-related Fees in 2004 were for services related to tax compliance.

(4)	All Other Fees in 2004 were related to charges incurred in providing access to audit workpapers.
      The Audit Committee administers the Company’s engagement of BDO Seidman, LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of BDO Seidman, LLP, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent registered public accounting firm to perform the services. The Audit Committee has determined that performance by BDO Seidman, LLP of the non-audit services related to the fees on the table above did not affect their independence.

      Prior to engagement, the Audit Committee pre-approves all independent auditor services. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.
      The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

PROPOSAL NO. 3
PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO
DECLASSIFY THE BOARD OF DIRECTORS
      The Board of Directors recommends approval of an amendment to STAAR’s Certificate of Incorporation to provide for the annual election of directors. STAAR’s current system, which was approved by the stockholders at their annual meeting on June 6, 1995, divides directors into three classes serving staggered three-year terms.
      The Board’s Nominating, Governance and Compensation Committee and the full Board have considered the merits of annually elected and staggered boards, taking a variety of perspectives into account. The Board believes that its staggered system has helped assure continuity and stability of STAAR’s business strategies and policies and has reinforced a commitment to a long-term point of view rather than encouraging excessive focus on short-term goals. While these are important benefits, the Board believes that a significant number of STAAR’s stockholders and potential investors favor a system of annually elected directors, consider it more responsive to the wishes of stockholders, and believe it can be as effective as the classified board system in protecting stockholder interests. Accordingly, the Board has adopted a resolution, subject to stockholder approval, amending Article Twelfth of STAAR’s Certificate of Incorporation to eliminate classification of the Board. Under the proposed amendment, all directors standing for election would be elected for one-year terms. If approved, the transition to annual voting will take place as follows:

•	The director elected at the 2006 Annual Meeting of Stockholders, who would otherwise have been designated a Class II Director, will be elected for a one-year term.

•	The Class III Directors, who were elected at STAAR’s 2004 Annual Meeting of Stockholders or were appointed to replace a director elected at that meeting, will serve the remainder of their terms until the 2007 Annual Meeting, when the directors elected or re-elected to their seats will serve one-year terms.

•	The Class I Directors, who were elected at STAAR’s 2005 Annual Meeting of Stockholders, will serve the remainder of their terms until the 2008 Annual Meeting, when the directors elected or re-elected to their seats will serve one-year terms.
      If the proposed amendment is not approved by stockholders at the Annual Meeting, the Board will remain classified and the director elected at the Annual Meeting will be designated a Class II Director and serve for a three-year term ending at the Company’s 2009 Annual Meeting of Stockholders.
      To become effective in amending the Certificate of Incorporation, the proposed amendment must receive the affirmative vote of at least two thirds of the shares of common stock outstanding as of the Record Date. If the requisite number of shares approves, STAAR will file a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.
      STAAR’s Bylaws also include a provision that imposes a classified board and that cannot be amended without the affirmative vote of at least two thirds of the shares of common stock outstanding as of the record date. Accordingly, the Board will not be declassified unless both the amendment to the Certificate of Incorporation and the Bylaws are approved by the requisite number of shares. The two amendments are sometimes referred to collectively in this Proxy Statement as the “Declassification Amendments.”
      The proposed amendment to Article Twelfth of STAAR’s Certificate of Incorporation is set forth in Appendix A to this proxy statement, with deletions indicated by strike-outs and additions indicated by underlining and bold type.
      The Board of Directors recommends a vote FOR this proposal.

PROPOSAL NO. 4
PROPOSAL TO AMEND THE BYLAWS TO DECLASSIFY THE BOARD OF DIRECTORS
      The Board of Directors recommends approval of an amendment to STAAR’s Bylaws to provide for the annual election of directors.
      Both STAAR’s Bylaws and Certificate of Incorporation impose the current classified board system through provisions that cannot be amended without the approval of two thirds of the shares of common stock outstanding as of the record date.
      For the same reasons set forth under Proposal No. 3, the Board has adopted a resolution, subject to stockholder approval, amending Section 2(b) of Article II of STAAR’s Bylaws to eliminate classification of the Board. The amendment will give the Bylaws terms that conform to those of the amended Certificate of Incorporation and provide for the same transition to annual voting of directors.
      The Board will not be declassified unless both Declassification Amendments proposed in Proposal Number 3 and Proposal Number 4 are approved by two thirds of the shares of common stock outstanding as of the Record Date.
      The proposed amendment to Section 2(b) of Article II of STAAR’s Bylaws is set forth in Appendix B to this proxy statement, with deletions indicated by strike-outs and additions indicated by underlining and bold type.
      The Board of Directors recommends a vote FOR this proposal.

PROPOSAL NO. 5
PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
      Our Certificate of Incorporation currently authorizes 30,000,000 shares of common stock, of which 24,933,154 shares were issued and outstanding as of the Record Date and of which another 3,870,276 shares were reserved for issuance on the exercise of outstanding options. The Board of Directors believes that the 1,196,570 shares remaining available for future issuances are insufficient for STAAR’s needs.
      The Board of Directors has adopted a resolution, subject to stockholder approval, amending Section (a) of Article Fourth of the Certificate of Incorporation to increase the number of authorized shares of common stock from 30,000,000 to 60,000,000.
      The Board of Directors believes that STAAR needs the additional authorized shares for flexibility in its future transactions. Among other things, STAAR will likely require substantial additional capital to achieve its long-term strategic growth objectives; the additional authorized shares would be necessary if the Board determined that equity financing through a sale of shares was the best alternative. Public or private sales of equity securities could provide increased working capital or could finance capital improvements, the expansion of existing businesses, potential acquisitions or mergers to expand the business and acquire new technologies, and other corporate purposes. Additional shares are also needed for continued grants under STAAR’s 2003 Omnibus Equity Incentive Plan.
      STAAR currently has 10,000,000 authorized shares of preferred stock, none of which are issued and outstanding. The Board of Directors has not proposed any increase in authorized preferred stock.
      The proposed amendment to Section (a) of Article Fourth of STAAR’s Certificate of Incorporation is set forth in Appendix C to this proxy statement, with deletions indicated by strike-outs and additions indicated by underlining and bold type.
      The Board of Directors recommends a vote FOR this proposal.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10 percent of our common stock, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the NASDAQ Stock Market. Applicable regulations also require officers, directors and greater than 10-percent beneficial owners to furnish STAAR with copies of all Section 16(a) forms they file. We are aware of no beneficial owner of more than 10 percent of STAAR’s common stock, other than Heartland Advisors, Inc.
      Based solely on a review of the copies of the forms furnished to us, and written representations from reporting persons that no Forms 5 were required, we believe that all filing requirements applicable to our officers and directors were complied with during fiscal year 2005 except for a late report filed with respect to one transaction by Dr. Volker Anhaeusser and late reports filed with respect to two transactions by David Bailey.
ANNUAL REPORT ON FORM 10-K
      A copy of the STAAR’s Annual Report on Form 10-K for the fiscal year ended December 30, 2005 (excluding exhibits), as filed with the SEC, accompanies this Proxy Statement, but it is not deemed to be a part of the proxy soliciting material. The Form 10-K contains consolidated financial statements of the Company and its subsidiaries and the reports of BDO Seidman, LLP, the Company’s independent registered public accounting firm.
      We will provide to any beneficial owner of STAAR’s common stock as of the record date a copy of the exhibits to the Form 10-K for the fiscal year ended December 30, 2005, if the beneficial owner submits a written request and reimbursement of the Company’s reasonable expenses to STAAR Surgical Company, c/o Charles Kaufman, Corporate Secretary, 1911 Walker Avenue, Monrovia, California 91016. Exhibits are available at no charge on the SEC’s website, www.sec.gov.
STOCKHOLDERS ARE URGED IMMEDIATELY TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,
STAAR SURGICAL COMPANY

Charles S. Kaufman, Secretary
Monrovia, California
April 14, 2006

Appendix A
Proposal to Amend the Certificate of Incorporation to Declassify the Board of Directors
      [Additions are shown in bold, underlined type and deletions are shown in ~~strikeover~~ type.]
Resolution of the Stockholders
of
STAAR Surgical Company
      RESOLVED: That Section (b) of Article Twelfth of the Certificate of Incorporation shall be amended and restated in its entirety to read as follows:
      “(b) Beginning at the Annual Meeting of stockholders in 2006, directors shall be elected by a plurality of votes of the shares that are represented in person or by proxy at the Annual Meeting of stockholders in each year and that are entitled to vote on the election of directors. Elected directors shall hold office until the next annual meeting and until their successors shall be duly elected and qualified, provided that directors in office prior to the 2006 Annual meeting shall continue in office until the expiration of the terms to which they were originally elected. Directors need not be stockholders. If, for any cause, the Board of Directors shall not have been elected at an Annual Meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in the Bylaws.
      ~~“The directors of the Corporation shall be divided into three (3) classes as nearly equal in size as practicable, which classes are hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the first regularly scheduled annual meeting of stockholders to be held after the annual meeting of stockholders for 1995 (scheduled to be held on June 6, 1995), or any adjournments thereof; the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders to be held after the annual meeting of stockholders for 1995, or any adjournments thereof; and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders to be held after the annual meeting of stockholders for 1995, or any adjournments thereof. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated and elected at the annual meeting of stockholders for 1995, or any adjournments thereof. The designation of said directors to Class I, Class II and Class III shall be by a majority vote of the Board or, if agreement cannot be reached, by length of prior service on the Board. At each annual meeting after the annual meeting of stockholders for 1995, or any adjournments thereof, directors to replace those of the Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes so as to make all classes as nearly equal in number as is practicable.”~~

A-1

Appendix B
Proposal to Amend the Bylaws to Declassify the Board of Directors
      [Additions are shown in bold, underlined type and deletions are shown in ~~strikeover~~ type.]
Resolution of the Stockholders
of
STAAR Surgical Company
      RESOLVED: That Section 2(b) of Article III of the Bylaws shall be amended and restated in its entirety to read as follows:
      “(b) Beginning at the Annual Meeting of stockholders in 2006, directors shall be elected by a plurality of votes of the shares that are represented in person or by proxy at the Annual Meeting of stockholders in each year and that are entitled to vote on the election of directors. Elected directors shall hold office until the next annual meeting and until their successors shall be duly elected and qualified, provided that directors in office prior to the 2006 Annual meeting shall continue in office until the expiration of the terms to which they were originally elected. Directors need not be stockholders. If, for any cause, the Board of Directors shall not have been elected at an Annual Meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.
      ~~“The directors of the Corporation shall be divided into three (3) classes as nearly equal in size as practicable, which classes are hereby designated Class  I, Class II and Class III. The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of stockholders to be held after the annual meeting of stockholders for 1995 (scheduled to be held on June 6, 1995), or any adjournments thereof; the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders to be held after the annual meeting of stockholders for 1995, or any adjournments thereof; and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders to be held after the annual meeting of stockholders for 1995, or any adjournments thereof. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated and elected at the annual meeting of stockholders for 1995, or any adjournments thereof. The designation of said directors to Class I, Class II and Class III shall be by a majority vote of the Board or, if agreement cannot be reached, by length of prior service on the Board. At each annual meeting after the annual meeting of stockholders for 1995 or any adjournments thereof, directors to replace those of the Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes so as to make all classes as nearly equal in number as practicable.”~~

B-1

Appendix C
Proposal to Amend the Certificate of Incorporation
to
Increase Authorized Shares of Common Stocks
      [Additions are shown in bold, underlined type and deletions are shown in ~~strikeover~~ type.]
Resolution of the Stockholders
of
STAAR Surgical Company
      RESOLVED: That Section (a) of Article Fourth of the Certificate of Incorporation shall be amended and restated in its entirety to read as follows:
      “(a) The Corporation shall be authorized to issue ~~FORTY~~ SEVENTY MILLION (~~40,000,000~~ 70,000,000) shares, consisting of ~~THIRTY~~ SIXTY MILLION (~~30,000,000~~ 60,000,000) shares of Common Stock, each of the par value of $.01 (“Common Stock”), and TEN MILLION (10,000,000) shares of Preferred Stock, each of the par value of $.01 (’Preferred Stock’).”

C-1

STAAR SURGICAL COMPANY
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
The undersigned, a stockholder of STAAR SURGICAL COMPANY, a Delaware corporation (the “Company”), hereby appoints David Bailey and Charles S. Kaufman, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of the stockholders of the Company, to be held on May 17, 2006, at 10:00 a.m., and any postponements or adjournments thereof, and in connection herewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote as follows on the reverse side.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
STAAR SURGICAL COMPANY
May 17, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
Please detach along perforated line and mail in the envelope provided.
Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Director:

☐	FOR THE NOMINEE	Donald Duffy

☐	WITHHOLD AUTHORITY FOR THE NOMINEE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

		FOR	AGAINST	ABSTAIN
2	Ratification of Independent Registered Public Accounting Firm Ratification of BDO Seidman, LLP as the Company’ s independent registered public accounting firm for the year ending December 29, 2006	☐	☐	☐

3	Amendment to the Certificate of Incorporation to declassify the Board of Directors.	☐	☐	☐

4.	Amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock.	☐	☐	☐

5.	Other Business
	In their discretion, the proxyholders are authorized to transact such other business as properly may come before the Meeting and any continuation, postponement, or adjournment thereof.	☐	☐	☐
The Board of Directors recommends that you vote “FOR” the election of the nominee in Proposal No. 1, “FOR” the ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm “FOR” the amendment of the Certificate of Incorporation to declassify the Board of Directors, “FOR” the amendment of the Bylaws to declassify the Board of Directors, and “FOR” the amendment of the Certificate of Incorporation to increase the number of authorized shares of common stock. All proposals to be acted upon are proposals of the Company. If any other business is properly presented at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, this proxy shall be voted by the proxyholders in accordance with the recommendations of a majority of the Board of Directors. At the date the proxy statement went to press, we did not anticipate any other matters would be raised at the Annual Meeting.
This Proxy will be voted in accordance with the instructions set forth above. If instructions are not given, this Proxy will be treated as a GRANT OF AUTHORITY TO VOTE FOR the election of the director named above, the ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm the amendment of the Certificate of Incorporation to declassify the Board of Directors, the amendment of the Bylaws to declassify the Board of Directors, the amendment of the Certificate of Incorporation to increase the number of authorized shares of common stock,, and in accordance with the recommendations of a majority of the Board of Directors on such other business as may come before the Annual Meeting, including a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.